                          APAX EUROPE IV GP CO. LIMITED

                        APPOINTMENT OF ALTERNATE DIRECTOR

I, CONSTANCE A E HELYAR

A DIRECTOR OF THE ABOVE NAMED COMPANY IN PURSUANCE OF THE POWER IN THAT BEHALF
CONTAINED IN THE ARTICLES OF ASSOCIATION OF THE COMPANY, DO HEREBY NOMINATE AND
APPOINT

PETER L GILLSON

TO ACT AS ALTERNATE DIRECTOR IN MY PLACE WHILE I AM OUT OF THE ISLAND OF
GUERNSEY FROM THURSDAY 05 TO WEDNESDAY 18 MAY 2005 INCLUSIVE AND TO EXERCISE ALL
MY DUTIES AS A DIRECTOR OF THE COMPANY.

I UNDERSTAND THAT THE APPOINTMENT OF AN ALTERNATE WILL NOT RELIEVE ME OF MY
DUTIES AND RESPONSIBILITIES AS A DIRECTOR OF THE COMPANY.

Signed: /s/ CONSTANCE A E HELYAR
        ------------------------